                                                         Item 24.b. Exhibit (11)

                         CONSENT OF INDEPENDENT AUDITORS

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated February 11, 2000 in the Registration Statement (Form N-1A) and related Prospectus of Security Municipal Bond Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 21 under the Securities Act of 1933 (Registration No. 2-73223) and under the Investment Company Act of 1940 (Registration No. 811-3225).

                                                               Ernst & Young LLP

Kansas City, Missouri
April 26, 2000